                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

Following is a list of the Company's subsidiaries:

                                                                                                    PERCENT OF
                                                                                                      VOTING
                                                                                                    SECURITIES
                                                                          ORGANIZED UNDER            OWNED BY
NAME                                                                        THE LAWS OF             REGISTRANT
------------------------------------------------------------------       -----------------       ----------------
1240 Campbell Corp. (formerly Intelect Network
Technologies Company).............................................             Nevada                  100%
Intelect Visual Communications Corp...............................            Delaware                 100%
DNA Enterprises, Inc..............................................              Texas                  100%
TeraForce Ventures, Inc...........................................            Delaware                 100%
Centauri Netsystems Corporation...................................            Delaware                 100%
Aegean Networks, Incorporated.....................................            Delaware                 100%
DNA Computing Solutions, Inc......................................            Delaware                 100%
Intelect Technologies, Inc........................................            Delaware                  33%